                                                               BURDALE
                                                               FINANCIAL LIMITED

       BY POST AND FACSIMILE

       26th March 2002

       Atchison Casting UK Limited
       PO Box 1332
       Talos House
       Hawke Street
       Sheffield S9 2WZ

       Facsimile No:                0114 242 2103
       Attention:                   John Lovell

       For itself and on behalf of each of the other Obligors
       (as defined in the Facility Agreement (as defined below))

       Dear Sirs

       We refer to the facility agreement dated 17 September 2001 (as supplemented and amended from time to time), between Atchison Casting UK
       Limited (the "Company") and others as Facility Companies and/or
       Guarantors and ourselves (the "Facility Agreement").

       Terms defined in the Facility Agreement have the same meaning when used in this letter.

       We write to confirm the agreement reached between us that the Facility
       Agreement shall be amended with effect from the Effective Date (as defined below) as follows:

          1.   The reference to "£7,500,000" in the definition of "Forex
               Limit" in Clause 1.1 of the Facility Agreement shall be deemed deleted and replaced with a reference to "£nil".

          2.   A new definition shall be inserted into Clause 1.1 of the
               Facility Agreement after the definition of "Financial
               Indebtedness" as follows:

               ""Fixed Asset Availability" means the lessor of:

               (a)  £ 3,000,000; and

               (b)  37.5% of the aggregate of the then most recent Property
                    Valuation and the then most recent Equipment Valuation."

          3.   The text in Clause 5.4(c) of the Facility Agreement shall be deleted and replaced with the text "Intentionally Deleted."

          4.   Clause 5.5 (d) of the Facility Agreement shall be amended by:

               (a)  deleting the word "LESS" at the end of sub-paragraph (ii)
                    and replacing it with the word "PLUS";

               (b)  inserting a new sub-paragraph (iii) as follows:

                    "(iii)   the Fixed Asset Availability; LESS"

               (c)  renumbering the existing sub-paragraph (iii) as
                    sub-paragraph (iv).

                                             53 Queen Anne Street, London WIC 9HP
                                             T. 020 7935 1115 F. 020 7486 3513 w.www.burdale.co.uk
                                             Offices also in Manchester and Birmingham
                                             Reg. No. 2656007 Incorporated in England and Wales

                                             affiliated to CONGRESS FINANCIAL CORPORATION, A FIRST
                                             UNION company

         The Effective Date shall be the date on which we receive a copy of this letter countersigned by each of the Obligors.

         In consideration of our issuing this letter at its request, the Company shall pay to us a fee of £42,000.

         Save as set out above, nothing in this letter shall be deemed to be an amendment to the terms of any Finance Document (which shall remain in full force and effect) or a waiver or consent by Burdale to any breach or potential breach (present or future) of any provision of the Finance
         Documents (whether or not anticipated at the date hereof) or any waiver of a Default or Event of Default (howsoever described).

         This letter is a Finance Document and shall be governed by English law.

         Yours faithfully

         /s/ Ian Conway
         ..........................................
         For and on behalf of
         BURDALE FINANCIAL LIMITED

         Accepted and agreed:

         ATCHISON CASTING UK LIMITED

         By: /s/ Hugh H. Aiken

         SHEFFIELD FOREGEMASTERS ROLLS LIMITED

         By: /s/ Peter Carlass

         SHEFFIELD FORGEMASTERS ENGINEERING LIMITED

         By: /s/ K. Lomax

         ATCHISON CASTING UK LIMITED

         By:  /s/ Hugh H. Aiken

         SHEFFIELD FORGEMASTERS GROUP LIMITED

         By:  /s/ Hugh H. Aiken

         SHEFFIELD FORGEMASTERS LIMITED

         By:  /s/ Hugh H. Aiken